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                                                                    EXHIBIT 99.1


            [Form of Proxy for Holders of Allied Riser Common Stock]

                     ALLIED RISER COMMUNICATIONS CORPORATION


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON __________ __, 2001



         The undersigned hereby appoints Quentin E. Bredeweg and Michael R. Carper, each with power to act without the other and with full power of substitution and resubstitution, as proxies to vote, as designated herein, all stock of Allied Riser Communications Corporation owned by the undersigned at the Special Meeting of Stockholders to be held at the offices of Allied Riser Communications Corporation located at 1700 Pacific Avenue, Suite 400,
Dallas, Texas 75201 on__________, __________ __, 2001, at _______ a.m., local time, and at any adjournments or postponements thereof, upon the matter set forth on the reverse side of this Proxy, as described in the accompanying proxy statement/prospectus, and any such other business as may properly come before the special meeting or any adjournment or postponement thereof.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR FOLLOW THE PROCEDURES FOR TELEPHONE OR INTERNET VOTING.

(Continued and to be signed and dated on reverse side)



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                     Allied Riser Communications Corporation

         PLEASE MARK VOTE IN THE BOX IN THE FOLLOWING MANNER USING DARK INK
ONLY.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSAL:

                                                                                           For        Against     Abstain
       1.       To adopt the Agreement and Plan of Merger dated as of August 28,           |_|          |_|         |_|
                2001, as amended on October 13, 2001, by and among Allied Riser
                Communications Corporation ("Allied Riser"), Cogent Communications
                Group, Inc. ("Cogent") and Augustus Caesar Merger Sub, Inc. (the
                "Merger Agreement"), and approve the transaction contemplated thereby in which Augustus Caesar Merger Sub, Inc. will be merged with and into Allied Riser and all of the outstanding shares of common stock, options and warrants of Allied Riser will be converted into the right to receive a number of shares of Cogent common stock or options or warrants to purchase Cogent common stock, as applicable, based on the exchange ratio as defined in the Merger Agreement.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.


            If you plan to attend the Special Meeting, please mark this box: |_|

                                   Date: _________________________________, 2001


                                  ----------------------------------------------
                                  (Signature)


                                  ----------------------------------------------
                                  (Signature)


Please sign exactly as your name appears hereon and mail this proxy in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.



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NAME & ADDRESS             ------------------------------
PRINT HERE                        [CONTROL NUMBER]
                           ------------------------------

Allied Riser Communications Corporation encourages you to take advantage of convenient ways by which you can vote your shares on matters to be covered at the Special Meeting. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

TO VOTE OVER THE INTERNET:

         -  Have your proxy card in hand when you access the web site.

            Log on to the Internet and go to the web site _______________, 24 hours a day, 7 days a week.

         - You will be prompted to enter your control number printed in the box above.

         -  Follow the instructions provided.

TO VOTE OVER THE TELEPHONE:

         -  Have your proxy card in hand when you call.

         - On a touch-tone telephone call ________________, 24 hours a day, 7 days a week.

         - You will be prompted to enter your control number printed in the box above.

         -  Follow the recorded instructions.

TO VOTE BY MAIL:

         -  Mark, sign and date your proxy card.

         -  Return your proxy card in the postage-paid envelope provided.

Your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned the proxy card. IF YOU CHOOSE TO VOTE YOUR SHARES ELECTRONICALLY OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL YOUR PROXY CARD TO THE COMPANY.


                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.



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